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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES



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
                                                                       STATE OR
                                                                   OTHER JURISDICTION
                                                                    OF INCORPORATION
REGISTRANT                       SUBSIDIARY                          OR ORGANIZATION

National Equipment        NES Acquisition Corp., dba Lone Star            Delaware
Services, Inc.            Rentals; Industrial Hoist Services              Delaware
                          Sprintank                                       Georgia
                          BAT Acquisition Corp., dba BAT                  Virginia
                          Rentals
                          Aerial Platforms, Inc.
                          MST Enterprises, Inc., dba Equipco
                          Rentals & Sales

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